UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2017

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On April 14, 2017, Ampio Pharmaceuticals, Inc. (the “Company” or “Ampio”), in its capacity as a nominal defendant, entered into a Stipulation of Settlement (the “Stipulation”) in the shareholder derivative actions filed in the U.S. District Court for the Central District of California, styled Oglina v. Macaluso, et al., No. 2:15-cv-5970-TJH-PJW (C.D. Cal.) and the Colorado state court for the County and City of Denver, styled Loyd v. Giles, et al., No. 2015-CV-33429 (Colo. Denver District), against certain current and former directors and officers of the Company, and against the Company as a nominal defendant. The Stipulation and the Settlement contemplated therein (the “Settlement”), including dismissal of all claims with prejudice in the Oglina action, is subject to approval by the U.S. District Court for the Central District of California (the “Court”), and is contingent on the Colorado state court granting voluntary dismissal with prejudice of the Loyd action. The proposed Settlement requires the Company to adopt certain additional corporate governance measures and procedures, as outlined in Exhibit A to the Stipulation, and provides for a Fee and Expense Award to Plaintiffs’ Counsel of Three-Hundred Eighty-Five Thousand Dollars ($385,000.00), subject to Court approval.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation attached to this report as Exhibit 99.1, or contact Plaintiffs’ Counsel at the address listed below. All capitalized terms used in this summary notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

Summary

On April 20, 2017, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein, and providing for notice on this Form 8-K (the “Preliminary Approval Order”). The Preliminary Approval Order further provides that the Court will hold a hearing (“Final Hearing”) on June 19, 2017 at 10:00 a.m. before the Honorable Terry J. Hatter, Jr. in Courtroom 9B of the United States District Court for the Central District of California, First Street Federal Courthouse, 350 W. 1st Street, 9th Floor, Los Angeles, CA 90012, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Final Judgment substantially in the form attached as Exhibit C to the Stipulation should be entered dismissing all claims in the Oglina Action with prejudice and releasing the Released Claims against the Released Persons; (iv) consider the payment to Plaintiffs’ Counsel of attorneys’ fees and for the reimbursement of expenses; (v) consider the payment to Plaintiffs and the Demand Shareholder of Service Awards in an amount not to exceed $2,500 each, which will be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

Any Ampio Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the attached Stipulation, or to the proposed awards of attorneys’ fees and expenses, may file an objection. An objector must file with the Court a written statement of his, her or its objection(s): (a) clearly indicating that objector’s name, mailing address, daytime telephone number, and e-mail address (if any); (b) stating that the objector is objecting to the proposed Settlement or award of attorneys’ fees and expenses in Oglina v. Macaluso, Case No. 2:15-cv-5970-TJH-PJW (C.D. Cal.); (c) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court’s attention or introduce in support of such objection; and (d) identifying and supplying documentation showing how many shares of Ampio common stock the objector owned as of April 14, 2017, when the objector purchased or otherwise acquired such shares, and proof that the objector still owns such Ampio shares.

The objector must file such objections and supporting documentation with the Clerk of the Court, U.S. District Court Central District of California, Western Division, First Street Federal Courthouse, 350 W. 1st Street Los Angeles, CA 90012, not later than twenty-one (21) days prior to the Final Hearing, and, by the same date, copies of all such papers must also received by each of the following persons:

Settlement Counsel:

Timothy W. Brown, Esq.

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, NY 11771

Counsel for Defendants and Ampio:

Deborah S. Birnbach, Esq.

GOODWIN PROCTER LLP

100 Northern Avenue

Boston, MA 02210

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Final Hearing. Any Ampio Shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred. Any submissions by the Parties in opposition or response to objections shall be filed with the Court no later than seven (7) days before the Final Hearing.

Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Final Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Final Hearing, however, in order to have their objections considered by the Court. Timely objectors or their attorneys intending to appear at the Final Hearing are required to indicate in their written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than twenty-one (21) days prior to the Final Hearing) that they intend to appear at the Final Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Hearing. Objectors or their attorneys intending to appear at the Final Hearing must also, no later than twenty-one (21) days prior to the Final Hearing, file with the Court, and serve upon counsel listed in the above paragraph, a notice of intention to appear, setting forth the name and address of anyone intending to appear. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall not be permitted to appear at the Final Hearing, except for good cause shown.

If you are a current holder of Ampio common stock and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Final Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

If you held Ampio common stock as of April 14, 2017 and continue to hold such stock, you may have certain rights in connection with the proposed Settlement. You may obtain further information by contacting Settlement Counsel at: Timothy W. Brown, Esq., The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771, Telephone: (516) 922-5427, tbrown@thebrownlawfirm.net.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Stipulation of Settlement, dated April 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Gregory A. Gould
Gregory A. Gould

Chief Financial Officer

Dated: May 1, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Stipulation of Settlement, dated April 14, 2017